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                                                       EXHIBIT 26


                   SCHEDULE II - XILINX, INC.
                VALUATION AND QUALIFYING ACCOUNTS
                         (in thousands)


 Description                           Beginning   Charged to    Deductions    Balance at
                                       of Year     Income           (a)        End of Year
                                       ---------   ----------    ----------    -----------

 For the year ended March 31, 1994:
 ----------------------------------
 Allowance for doubtful
 accounts and                          $2,678      $2,500          $1,326        $3,852
 customer returns

 For the year ended March 31, 1995:
 ----------------------------------
 Allowance for doubtful
 accounts and                          $3,852      $1,775            $764        $4,863
 customer returns

 For the year ended March 31, 1996:
 ----------------------------------
 Allowance for doubtful
 accounts and                          $4,863      $5,296          $4,960        $5,199
 customer returns


     (a) Represents amounts written off against the allowance or pricing adjustments to international distributors.




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